                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              INKTOMI CORPORATION
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                              INKTOMI CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 7, 2000

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Inktomi Corporation, a Delaware corporation ("Inktomi"), will be held on Wednesday, March 7, 2000 at 9:30 a.m., local time, at the San Mateo Marriott, Room Golden Gate A, 1770 S. Amphlett Boulevard, San Mateo, California, 94402, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected;

    2. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Inktomi for the fiscal year ending September 30, 2000; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on January 14, 2000 are entitled to notice of and to vote at this meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                     /s/ TIM STEVENS
                                                       Tim Stevens
                                             Vice President of Corporate and
                                                      Legal Affairs,
                                              General Counsel and Assistant
                                                        Secretary

Foster City, California
February 4, 2000

                              INKTOMI CORPORATION
                             4100 E. Third Avenue
                         Foster City, California 94404

                               ----------------

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Inktomi Corporation, a Delaware corporation ("Inktomi"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, March 7, 2000 at 9:30 a.m., local time, at the San Mateo Marriott, Room Golden Gate A, 1770 S. Amphlett Boulevard, San Mateo, Calfornia, 94402, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Inktomi's principal executive offices are located at 4100 E. Third Avenue, Foster City, California, 94404. Inktomi's telephone number at that location is (650) 653-2800.

  Inktomi intends to mail this proxy statement and accompanying proxy card on or about February 4, 2000 to all stockholders entitled to vote at the meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

  Stockholders of record at the close of business on January 14, 2000 (the "Record Date") are entitled to notice of and to vote at the annual meeting. At the Record Date, 108,346,312 shares of Inktomi's common stock ("Common Stock") were issued and outstanding and held of record by approximately 1,269 stockholders.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Inktomi (attention: Tim Stevens, Vice President of Corporate and Legal Affairs, General Counsel and Assistant Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of stockholders and voting in person.

Voting and Solicitation

  Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by Inktomi as present at the meeting. Abstentions will also be counted by Inktomi in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal.

  The cost of soliciting proxies will be borne by Inktomi. Proxies may be solicited by certain of Inktomi's directors, officers and regular employees, without additional compensation, in person or by telephone, email or facsimile. In addition, Inktomi may retain the services of one or more firms to assist in the solicitation of proxies, for an estimated fee of $5,000 plus reimbursement of expenses. In addition, Inktomi may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1999 of (i) each person known to Inktomi to beneficially own more than 5% of the Common Stock, (ii) each director or director nominee of Inktomi, (iii) each executive officer of Inktomi for whom information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers of Inktomi as a group.

                                                     Common Stock
                                         -------------------------------------
                                           Number of Shares
        Name of Beneficial Owner         Beneficially Held(1) Percent of Class
        ------------------------         -------------------- ----------------
Eric A. Brewer(2).......................       7,969,064             7.3%
 Inktomi Corporation
 4100 E. Third Avenue
 Foster City, CA 94403
Paul Gauthier(3)........................       6,667,514             6.1
 Inktomi Corporation
 4100 E. Third Avenue
 Foster City, CA 94404
Frank Gill(4)...........................         193,600              *
Fredric W. Harman(5)....................       4,265,908             3.9
David C. Peterschmidt(6)................       3,559,028             3.2
John Porter(7)..........................         326,668              *
Alan F. Shugart(8)......................         260,000              *
Jerry M. Kennelly(9)....................         962,194              *
Dennis L. McEvoy(10)....................         893,242              *
Richard B. Pierce(11)...................       1,548,002             1.4
Vince Vannelli(12)......................         822,128              *
All directors and executive officers as
 a group (13 persons)(13)...............      27,785,802            23.9

--------
  *Less than one percent of the outstanding Common Stock.

 (1) This table is based on information supplied by executive officers, directors and principal stockholders of Inktomi and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 1999 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
 (2) Includes 6,967,328 shares held by Dr. Brewer and his wife. Also includes Dr. Brewer's pro rata interest in a warrant held by Inktomi LLC, which pro rata interest equals 701,736 shares. All such shares and warrants are fully vested and are not subject to repurchase by Inktomi. Also includes options held by Dr. Brewer to purchase 300,000 shares of Common Stock. The options are fully exercisable although as of December 31, 1999, 284,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Dr. Brewer ceases to be an employee of Inktomi.
 (3) Includes 5,615,778 shares held by Mr. Gauthier. Also includes Mr. Gauthier's pro rata interest in a warrant held by Inktomi LLC, which pro rata interest equals 701,736 shares. All such shares and warrants are fully vested and are not subject to repurchase by Inktomi. Also includes options held by Mr. Gauthier to purchase 350,000 shares of Common Stock. The options are fully exercisable although as of December 31, 1999, 326,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Gauthier ceases to be an employee of Inktomi.

 (4) Consists of an option held by Mr. Gill to purchase 193,600 shares of Common Stock. The option is fully exercisable although as of December 31, 1999, 130,811 shares were subject to a right of repurchase at cost in the event Mr. Gill ceases to be a director of Inktomi.
 (5) Includes 4,128,304 shares held by Oak Investment Partners VII, Limited Partnership, and 77,604 shares held by Oak VII Affiliates Fund, Limited Partnership. Mr. Harman is a Managing Partner of the general partners of the Oak Partners entities and is a director of Inktomi. He disclaims beneficial ownership of the shares held by the Oak Partners entities except to the extent of his proportionate partnership interest therein. Also includes an option held by Mr. Harman to purchase 60,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1999, 42,000 shares were subject to a right of repurchase at cost in the event Mr. Harman ceases to be a director of Inktomi.
 (6) Includes 158,228 shares held by David C. Peterschmidt and Roxanne N. Peterschmidt, Trustees of the Peterschmidt Family Trust U/D/T Dtd 12/30/91, and 100,000 shares held by Mr. Peterschmidt. Also includes 2,500,800 shares issuable upon exercise of stock options that are fully vested. Also includes options held by Mr. Peterschmidt to purchase 800,000 shares of Common Stock. The options are fully exercisable although as of December 31, 1999, 736,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Peterschmidt ceases to be an employee of Inktomi.
 (7) Includes 266,668 shares held by Integra Holdings, L.P. All of such shares are fully vested and not subject to repurchase by Inktomi. Also includes an option issued to Mr. Porter to purchase 60,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1999, 42,000 shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. Porter ceases to be a director of Inktomi.
 (8) Includes options held by Mr. Shugart to purchase 260,000 shares of Common Stock. The options are fully exercisable although as of December 31, 1999, 92,000 of the shares issuable upon exercise of the options were subject to a right of repurchase by Inktomi at cost in the event Mr. Shugart ceases to be a director of Inktomi.
 (9) Includes 16,668 shares held by Jerry Kennelly, as trustee for Christopher Kennelly; 16,668 shares held by Jerry Kennelly, as trustee for Michael Kennelly; and 618,858 shares held by Mr. Kennelly. As of December 31, 1999, 234,665 of the shares held by Mr. Kennelly were subject to a right of repurchase by Inktomi at cost in the event Mr. Kennelly ceases to be an employee of Inktomi. The right of repurchase lapses as to all shares in the event of an acquisition of Inktomi. Also includes options held by Mr. Kennelly to purchase 310,000 shares of Common Stock. The options are fully exercisable although as of December 31, 1999, 286,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Kennelly ceases to be an employee of Inktomi.
(10) Includes 583,242 shares held by Mr. McEvoy and his wife. At December 31, 1999, 286,316 of the shares held by Mr. McEvoy and his wife were subject to a right of repurchase by Inktomi at cost in the event Mr. McEvoy ceases to be an employee of Inktomi. The right of repurchase lapses as to all shares in the event of an acquisition of Inktomi. Also includes options held by Mr. McEvoy to purchase 310,000 shares of Common Stock. The options are fully exercisable although as of December 31, 1999, 286,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. McEvoy ceases to be an employee of Inktomi.
(11) Includes 1,172,002 shares held by certain family trusts and partnerships controlled by Mr. Pierce and/or his wife, including trusts for his minor children. As of December 31, 1999, 173,333 of the shares held by the Pierce entities were subject to a right of repurchase by Inktomi at cost in the event Mr. Pierce ceases to be an employee of Inktomi and 200,000 shares were subject to delivery in connection with forward sales consummated by Mr. Pierce. Also includes options held by Mr. Pierce to purchase 376,000 shares of Common Stock. The options are fully exercisable although as of December 31, 1999, 368,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Pierce ceases to be an employee of Inktomi.

(12) Includes 472,128 shares held by Mr. Vannelli. As of December 31, 1999, 432,000 of the shares held by Mr. Vannelli were subject to a right of repurchase by Inktomi at cost in the event Mr. Vannelli ceases to be an employee of Inktomi. Also includes options held by Mr. Vannelli to purchase 350,000 shares of Common Stock. The options are fully exercisable although as of December 31, 1999, 326,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Vannelli ceases to be an employee of Inktomi.
(13) Includes 1,403,472 shares issuable upon exercise of warrants and options to purchase 6,460,400 shares, which warrants and options are fully exercisable as of December 31, 1999.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

General

  The Bylaws of Inktomi provide that the authorized number of directors shall be fixed by resolution of the Board of Directors. The authorized number of directors is currently fixed at six. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently directors of Inktomi. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders properly nominate persons other than Inktomi's nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of Inktomi's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his earlier death, resignation or removal. There is no family relationship between any director and any other director or executive officer of Inktomi.

  Certain information regarding the nominees is set forth below:

                                                                                   Director
    Name of Nominee      Age                 Principal Occupation                   Since
    ---------------      ---                 --------------------                  --------
                             Chairman of the Board, President and Chief Executive
David C. Peterschmidt...  52  Officer of Inktomi                                     1996
                             Professor in the Computer Sciences Division
Dr. Eric A. Brewer......  33  at U.C. Berkeley, and Chief Scientist of Inktomi       1996
Frank Gill..............  56 Retired Executive Vice President of Intel Corporation   1998
Fredric W. Harman.......  39 General Partner of Oak Investment Partners              1997
John A. Porter..........  55 Consultant                                              1997
Alan F. Shugart.........  69 Chief Executive Officer of Al Shugart International     1997

  David C. Peterschmidt has served as President, Chief Executive Officer and a director of Inktomi since July 1996. He was appointed Chairman of the Board in December 1997. From 1991 until joining Inktomi, he served as Chief Operating Officer and Executive Vice President of Sybase, Inc., a database company. From 1988 to 1991, Mr. Peterschmidt was a consultant with The Kappa Group, a management consulting firm, where he provided senior level sales and marketing training to a variety of companies. He currently serves as a director of Portal Software, Inc. and one other privately held company. Mr. Peterschmidt holds a Bachelor of Arts degree in Political Science from the University of Missouri and a Masters of Business Administration from Chapman College.

  Dr. Eric A. Brewer has served as a director of Inktomi since its inception in February 1996. From February 1996 to December 1997, Dr. Brewer was Chief Technology Officer of Inktomi and was appointed Chief Scientist in December 1997. From May 1996 to July 1996, he served as interim President and Chief Executive Officer of

Inktomi. Dr. Brewer has been a professor in the Computer Science Division at the University of California, Berkeley since July 1994. Dr. Brewer served as a research assistant at the Massachusetts Institute of Technology from September 1989 to August 1994. Dr. Brewer holds a Bachelor of Science degree in Computer Science from the University of California, Berkeley and a doctorate degree in Computer Science from the Massachusetts Institute of Technology.

  Frank Gill joined Inktomi as a director in December 1998. Mr. Gill is a 23-year veteran of Intel Corporation where he held a variety of positions in sales and marketing, product development, and manufacturing operations. At the time of his retirement in June 1998, he was Executive Vice President of Intel. In addition to serving as a director of Inktomi, Mr. Gill is a director of McAfee.com Corp, Tektronix, Inc., Telecom Semiconductor, Inc. and other privately held companies. Mr. Gill holds a Bachelor of Science degree in Electrical Engineering from the University of California at Davis.

  Fredric W. Harman joined Inktomi as a director in April 1997. Since July 1994, Mr. Harman has served as a Managing Member of the General Partners of venture capital funds affiliated with Oak Investment Partners. From April 1991 to June 1994, he served as a General Partner of Morgan Stanley Venture Capital, L.P. Mr. Harman is a director of ILOG, S.A., InterNAP Network Services Corporation, Primus Knowledge Solutions, Quintus Corporation, and several privately held companies. Mr. Harman holds Bachelor of Science and Masters degrees in Electrical Engineering from Stanford University and a Masters of Business Administration from Harvard University.

  John A. Porter joined Inktomi as a director in March 1997. Mr. Porter is currently actively involved in a variety of private investment and business ventures. He is a director of MCI WorldCom Inc., a full-service telecommunications provider and, through its wholly owned subsidiary UUNet, Inc., the largest Internet service provider in the United States. Mr. Porter previously served on the Board of Directors of WorldCom from 1989 until its merger with MCI, serving as Chairman of the Board from 1989 to 1993 and as Vice Chairman from 1993 to 1996. Mr. Porter also serves as Chairman of the Board of TelTek, Incorporated and a director of Uniroyal Technologies, Inc.

  Alan F. Shugart joined Inktomi as a director in December 1997. Mr. Shugart has been President, Chairman and Chief Executive Officer of Al Shugart International since September 1998. From 1979 to 1998, Mr. Shugart was Chief Executive Officer of Seagate Technology, Inc., a manufacturer of hard disk drives and related components. From 1979 until September 1991 and from October 1992 to September 1998, Mr. Shugart also served as Chairman of the Board of Seagate. He held the position of President of Seagate from September 1991 until September 1997 and Chief Operating Officer of Seagate from September 1991 until March 1995. Mr. Shugart is currently a Director of Valence Technology, Inc., SanDisk Corporation and Cypress Semiconductor Corp.

Board Meetings and Committees

  The Board of Directors held five regular meetings and six special meetings during the fiscal year ended September 30, 1999, and acted 13 times by unanimous written consent. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

  The Audit Committee currently consists of directors Harman, Porter and Shugart. The Audit Committee held four meetings during the last fiscal year. The Audit Committee reviews the internal accounting procedures of Inktomi and consults with and reviews the services provided by Inktomi's independent accountants.

  The Compensation Committee currently consists of directors Gill, Harman and Porter. The Compensation Committee held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Inktomi and establishes and reviews general policies relating to compensation and benefits of employees of Inktomi.

  The Nominating Committee currently consists of directors Harman, Peterschmidt and Porter. The Nominating Committee did not meet as a formal committee during the last fiscal year. The Nominating Committee is responsible for establishing general qualification guidelines applicable to nominees to the Board of Directors, and for identifying, interviewing and recommending persons meeting such guidelines to serve as members of the Board of Directors. The Nominating Committee will consider nominees proposed by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of Inktomi, M/S FC 2-6, 4100 E. Third Avenue, Foster City, California, 94404.

  During fiscal 1999, each director attended 75% or more of the meetings of the Board of Directors and of the committees of the Board on which the director served during the period for which he was director or committee member, respectively.

Director Compensation

  Directors do not currently receive any cash compensation from Inktomi for their service as members of the Board of Directors, although they are reimbursed for expenses in connection with attendance at Board and Committee meetings. Under Inktomi's 1998 Stock Plan, nonemployee directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan. In October 1998, the Board of Directors granted options to purchase 60,000 shares of Common Stock at $15.50 per share to each of Fredric W. Harman, John A. Porter and Alan F. Shugart in connection with their continued service as members of the Board of Directors. The shares under these options vest on a monthly basis over 50 months, subject to continued service as a member of the Board of Directors. In December 1998, the Board of Directors granted an option to purchase 193,600 shares of Common Stock at $27.44 per share to Frank Gill in connection with his appointment as a member of the Board of Directors. The shares under the option vest on a monthly basis over 36 months, subject to continued service as a member of the Board of Directors. No other options were granted to directors during fiscal 1999.

Vote Required

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Recommendation of the Board

  The Board of Directors recommends that the stockholders vote "FOR" election of each of the nominees listed above.

                                PROPOSAL NO. 2:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as Inktomi's independent auditors to audit the financial statements of Inktomi for the fiscal year ending September 30, 2000, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited Inktomi's financial statements since inception in 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Inktomi's independent auditors is not required by Inktomi's Bylaws or otherwise. However, the Board is submitting the selection of

PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of Inktomi and its stockholders.

Vote Required

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

Recommendation of the Board

  The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Inktomi's independent auditors for the fiscal year ending September 30, 2000.

                                  MANAGEMENT

Executive Officers

  The following table sets forth certain information with respect to the executive officers of Inktomi:

            Name           Age                     Position
            ----           ---                     --------
   David C. Peterschmidt..  52 Chairman of the Board, President and Chief
                                Executive Officer
   Kirk D. Bowman.........  34 Vice President and General Manager of World Wide
                                Field Operations
   Timothy J. Burch.......  48 Vice President of Human Resources
   Dr. Eric A. Brewer.....  33 Chief Scientist
   Paul Gauthier..........  27 Chief Technology Officer
   Jerry M. Kennelly......  49 Senior Vice President, Chief Financial Officer
                                and Secretary
   Dennis L. McEvoy.......  52 Senior Vice President
   Richard B. Pierce......  41 Senior Vice President and Chief Operating
                                Officer
   Timothy Stevens........  33 Vice President of Corporate and Legal Affairs,
                                General Counsel and Assistant Secretary

  For biographical summaries of David C. Peterschmidt and Dr. Eric A. Brewer, see "Election of Directors."

  Kirk D. Bowman joined Inktomi in November 1999 and was appointed Vice President of World Wide Field Operations in January 2000. From 1997 until joining Inktomi, he served as Division General Manager and Senior Vice President Worldwide Sales of Object Design, Inc., a database company. From 1990 to 1997, Mr. Bowman served as Sr. Vice President Business Development, Vice President European Operations, Vice President Asia Pacific Operations as well as other North American field management positions for Parametric Technology Corporation, an enterprise software company. Mr. Bowman holds a Bachelor of Science degree in Mechanical Engineering from Northwestern University.

  Timothy J. Burch joined Inktomi in December 1999 and was appointed Vice President of Human Resources in January 2000. From 1996 until joining Inktomi, he was Vice President of Human Resources at Raychem Corporation. From 1973 until 1996, Mr. Burch served in a number of human resources roles at General Electric Co., serving most recently as Manager of Human Resources, Asia. Mr. Burch holds a Bachelor of Arts degree in Sociology from Layfayette College.

  Paul Gauthier served as Vice President of Research and Development of Inktomi from February 1996 until his appointment as Chief Technology Officer in December 1997. From May 1995 to August 1995, Mr. Gauthier served as an intern at Digital Equipment Corporation's Systems Research Center. Mr. Gauthier served as a programmer analyst for Seimac Limited from May 1994 to July 1994. Mr. Gauthier holds a Bachelor of Science degree, with honors, in Computer Science from Dallhousie University.

  Jerry M. Kennelly joined Inktomi as Vice President of Finance and Chief Financial Officer in October 1996. He was appointed Senior Vice President in December 1999. From June 1990 until joining Inktomi, Mr. Kennelly worked for Sybase, Inc. in a number of senior financial positions. Most recently, he served as Vice President of Corporate Finance. Mr. Kennelly holds a Bachelor of Arts degree in Political Economy from Williams College and a Masters degree in Accounting from the New York University Graduate School of Business Administration. He is also a Certified Public Accountant.

  Dennis L. McEvoy joined Inktomi as a consultant in March 1997 and as Vice President of Development and Support in June 1997. He was appointed Senior Vice President in December 1999. From October 1996 to February 1997, Mr. McEvoy served as Executive Vice President of Products and Services at Verity, Inc., a provider of information search, retrieval and push software for corporate intranets and the Internet. From October 1994 to September 1996, he served in several executive management positions at Sybase, Inc., most recently as President, Enterprise Business Group. Mr. McEvoy holds a Bachelor of Science degree in Mathematics from Carnegie-Mellon University.

  Richard B. Pierce joined Inktomi as its Vice President of Marketing in November 1996. He was appointed Senior Vice President and Chief Operating Officer in December 1999. From December 1981 until joining Inktomi, Mr. Pierce worked at Intel Corporation where he held a variety of marketing, strategic planning and operations management positions. Most recently, he was marketing director of Intel's mobile and handheld products group. Mr. Pierce holds a Bachelor of Science degree in Electrical Engineering from Purdue University.

  Timothy Stevens joined Inktomi as its Vice President of Corporate and Legal Affairs and General Counsel in July 1997. Prior to joining Inktomi, Mr. Stevens was an attorney with Wilson Sonsini Goodrich & Rosati, where he served as primary outside counsel for more than thirty private and public companies, specifically in the areas of venture capital and corporate financing, public offerings, mergers and acquisitions, and securities and intellectual property law. Mr. Stevens holds Bachelor of Science degrees in Finance and Management from the University of Oregon and a Juris Doctor degree from the University of California, Davis.

Summary Compensation Table

  The following table sets forth the compensation earned for services rendered to Inktomi in all capacities for the fiscal years ended September 30, 1999, 1998 and 1997 by Inktomi's Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended September 30, 1999 (collectively, the "Named Executive Officers"):

                                                                    Long-Term
                                                                   Compensation
                                                                      Awards
                                                                   ------------
                                            Annual Compensation     Securities
                                            -------------------     Underlying
       Name and Principal Position     Year  Salary     Bonus        Options
       ---------------------------     ---- -------------------    ------------
   David C. Peterschmidt.............  1999 $ 250,000 $ 258,963       400,000
    Chairman of the Board, President   1998   150,000   125,000       400,000
    and Chief
    Executive Officer                  1997   150,000   280,000(1)        --

   Jerry M. Kennelly(2)..............  1999   220,000    88,751       150,000
    Senior Vice President, Chief       1998   200,000    73,105       160,000
    Financial Officer
    and Secretary                      1997   184,102    37,045       800,004(3)

   Dennis L. McEvoy(4)...............  1999   220,000    85,668       150,000
    Senior Vice President              1998   200,000    61,507       160,000
                                       1997    66,667    92,210     1,075,204

   Richard B. Pierce(5)..............  1999   210,000   125,616       200,000
    Senior Vice President and Chief    1998   185,000   67,9163       200,000
    Operating
    Officer                            1997   150,016    33,776       933,336(3)

   Vince Vannelli(6).................  1999   230,000   157,410       150,000
    Senior Vice President and General  1998   150,000   192,065     1,000,000
    Manager,
    Network Products Division          1997       --        --            --

--------
(1) Bonus earned and accrued during the 1997 fiscal year and paid over the 1998 fiscal year.

(2) Mr. Kennelly joined Inktomi in October 1996.

(3) Shares subject to options granted under Inktomi's 1996 Equity Incentive Plan. Excludes 533,336 shares and 933,336 shares issuable upon exercise of options granted during the 1997 fiscal year under the 1996 Equity Incentive Plan to Mr. Kennelly and Mr. Pierce, respectively. Such options were cancelled during the fiscal year.

(4) Mr. McEvoy joined Inktomi in June 1997.

(5)Mr. Pierce joined Inktomi in November 1996.

(6) Mr. Vannelli joined Inktomi in January 1998. Mr. Vannelli was serving as Vice President of World Wide Field Operations at the end of the last fiscal year, an executive officer position. Mr. Vannelli took the position of Senior Vice President and General Manager, Network Products Unit, in January 2000. This is not currently an executive officer position.

Option Grants in Last Fiscal Year

  The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended September 30, 1999. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent Inktomi's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                                                             Potential Realizable
                                                                            Value at Assumed Annual
                                                                             Rates of Stock Price
                                                                               Appreciation for
                                            Individual Grants                   Option Term(3)
                                         -----------------------            -----------------------
                            Number of      Percent of
                            Securities   Total Options
                            Underlying     Granted to
                             Options      Employees in  Exercise Expiration
             Name            Granted     Fiscal Year(1) Price(2)    Date        5%          10%
             ----           ----------   -------------- -------- ---------- ----------- -----------
   David C. Peterschmidt...  400,000(4)       5.7%       $42.38   06/15/09  $10,661,014 $27,017,116
   Jerry M. Kennelly.......  150,000(4)       2.1         42.38   06/15/09    3,997,880  10,131,418
   Dennis L. McEvoy........  150,000(4)       2.1         42.38   06/15/09    3,997,880  10,131,418
   Richard B. Pierce.......  200,000(4)       2.9         42.38   06/15/09    5,330,507  13,508,558
   Vince Vannelli..........  150,000(4)       2.1         42.38   06/15/09    3,997,880  10,131,418

--------
(1) Based on an aggregate of 6,980,346 options granted by Inktomi during the fiscal year ended September 30, 1999 to employees of and consultants to Inktomi, including the Named Executive Officers. Excludes options granted by Impulse! Buy Network during the fiscal year that were assumed by Inktomi in connection with its acquisition of Impulse! Buy Network.

(2) The exercise price per share of each option was equal to the closing price of Inktomi's Common Stock on the day immediately preceding the date of grant by the Board of Directors.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4) Option was granted under Inktomi's 1998 Stock Plan. All shares under the option are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. The shares vest over 50 months beginning April 1999.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

  The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended September 30, 1999 and exercisable and unexercisable options held as of September 30, 1999:

                                                   Number of Securities
                                                  Underlying Unexercised        Value of Unexercised
                                                      Options/SARs at        In-the-Money Options/SARs
                           Shares                   September 30, 1999        at September 30, 1999(2)
                          Acquired      Value    --------------------------- --------------------------
Name                     on Exercise Realized(1) Exercisable   Unexercisable Exercisable  Unexercisable
----                     ----------- ----------- -----------   ------------- ------------ -------------
David C. Peterschmidt...   100,000   $5,991,000   3,300,800(3)       --      $175,986,928       --
Jerry M. Kennelly.......       --           --      310,000(4)       --        10,289,200       --
Dennis L. McEvoy........       --           --      310,000(5)       --        10,289,200       --
Richard B. Pierce.......       --           --      400,000(6)       --        13,082,000       --
Vince Vannelli..........       --           --      350,000(7)       --        12,200,000       --

--------
(1) Based on a value of $60.02 per share, the closing price of Inktomi's stock on the Nasdaq National Market on September 30, 1999, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2) Based on a value of $60.02 per share, the closing price of Inktomi's stock on the Nasdaq National Market on September 30, 1999, minus the per share exercise price, multiplied by the number of shares underlying the option.

(3) Includes two options to purchase 400,000 shares of Common Stock each. All shares under the options are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. For the first option, 2% of the shares become vested on September 30, 2001, and an additional 2% of the shares become vested monthly thereafter. For the second option, 2% of the shares become vested on April 30, 1999, and an additional 2% of the shares become vested monthly thereafter.

(4) Includes an option to purchase 160,000 shares of Common Stock and a second option to purchase 150,000 shares of Common Stock. All shares under the options are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. For the first option, 2% of the shares become vested on September 30, 2001, and an additional 2% of the shares become vested monthly thereafter. For the second option, 2% of the shares become vested on April 30, 1999 and an additional 2% of the shares become vested monthly thereafter.

(5) Includes an option to purchase 160,000 shares of Common Stock and a second option to purchase 150,000 shares of Common Stock. All shares under the options are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. For the first option, 2% of the shares become vested on September 30, 2001, and an additional 2% of the shares become vested monthly thereafter. For the second option, 2% of the shares become vested on April 30, 1999 and an additional 2% of the shares become vested monthly thereafter.

(6) Includes two options to purchase 200,000 shares of Common Stock each. All shares under the options are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. For the first option, 2% of the shares become vested on September 30, 2001, and an additional 2% of the shares become vested monthly thereafter. For the second option, 2% of the shares become vested on April 30, 1999 and an additional 2% of the shares become vested monthly thereafter.

(7) Includes an option to purchase 200,000 shares of Common Stock and a second option to purchase 150,000 shares of Common Stock. All shares under the options are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. For the first option, 2% of the shares become vested on September 30, 2001, and an additional 2% of the shares become vested monthly thereafter. For the second option, 2% of the shares become vested on April 30, 1999 and an additional 2% of the shares become vested monthly thereafter.

Employment Agreement

  Inktomi has an employment agreement with David C. Peterschmidt, its President and Chief Executive Officer. The agreement provides for an initial annual salary of $150,000. The agreement is for no specified length of term, and either party has the right to terminate the agreement at any time with or without cause. The agreement does not provide for any mandatory severance, although Inktomi has the right to continue to pay Mr. Peterschmidt his then current salary for up to 12 months following termination of employment, in which case Mr. Peterschmidt may not compete against Inktomi for such time period.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee (the "Committee") of the Board of Directors currently consists of Frank Gill, Fredric W. Harman and John A. Porter, all of whom are outside directors of Inktomi. The Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Inktomi and establishes and reviews general policies relating to compensation and benefits of employees of Inktomi. The following is the report of the Committee describing compensation policies and rationale applicable to Inktomi's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 1999. The information contained in this report, as well as the information contained in the stock price performance graph which follows, shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that Inktomi specifically incorporates such information by reference in such filing.

Compensation Philosophy and Review

  Inktomi's executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive Internet and computer networking marketplaces. Executive compensation currently consists of a base salary, quarterly incentive plan, long-term equity incentives, and other compensation and benefit programs generally available to other employees.

  The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to Inktomi's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

Base Salaries

  Base salary levels for the Chief Executive Officer (the "CEO") and other executive officers are intended to compensate executives competitively within the high-technology marketplace. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the Committee in determining salary levels for the CEO and other executive officers of Inktomi. Base salaries for executives are reviewed annually by the Committee.

Quarterly Incentive Plan

  Inktomi provides quarterly incentive bonuses for its executive officers as well as other key management employees. The quarterly incentive plan is intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. The level of bonus is based as a percentage of the base salary for the manager for the year. At the beginning of each quarter, Inktomi sets certain corporate objectives (including financial performance goals) and each individual manager sets his or her own personal objectives to support the achievement of the corporate objectives. At the end of the quarter, performance is assessed and the level of bonus payable, if any, is determined. Achievement of corporate objectives is given more weight than achievement of individual objectives for purposes of determining the quarterly bonus.

Long-Term Equity Incentives

  Inktomi provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of Inktomi. Stock options are generally granted at an exercise price equal to 100% of the fair market on the date of grant, have a ten year term and generally vest in installments over 50 months. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of Inktomi's Common Stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with Inktomi. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive's current contribution to Inktomi's performance, the executive officer's anticipated contribution in meeting Inktomi's long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other Internet and computer networking companies. The Committee also reviews stock option levels for executive officers at the beginning of each fiscal year in light of long-term strategic and performance objectives and each executive's current and anticipated contributions to Inktomi's future performance. Reflecting the increasing scope of Inktomi's business, the Committee recommended (and the full Board of Directors granted) stock option grants in June 1999 for the CEO of 400,000 shares and for the other Named Executive Officers of an aggregate of 650,000 shares. These options vest monthly over 50 months beginning as of April 1, 1999.

Other Compensation

  Inktomi's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including Inktomi's Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

CEO Compensation

  David C. Peterschmidt is President, CEO and Chairman of the Board of Directors. The Committee reviews Mr. Peterschmidt's compensation annually using the same criteria and policies as are employed for other executive officers. Mr. Peterschmidt's compensation was initially determined in part by the terms of an employment agreement entered into upon his acceptance of employment with Inktomi in July 1996. See "Management--Employment Agreement" above. However, the Committee retains the discretion to increase Mr. Peterschmidt's compensation to levels above those provided in the employment agreement. Mr. Peterschmidt received his first increase in base salary since joining Inktomi, from $150,000 during fiscal 1998 to $250,000 for fiscal 1999. The Committee based its decision to increase Mr. Peterschmidt's base salary on a variety of factors, including his leadership skills, the increasing scope and responsibility of the CEO office and comparisons of CEO compensation levels for companies of similar size and maturity. The Committee also focused on the performance of Inktomi during the 1998 fiscal year in setting compensation for the 1999 fiscal year, noting that Inktomi successfully launched its Traffic Server business, scaled up operations in its Search business, completed an initial public offering and consummated an acquisition of C2B Technologies to accelerate its launch into the online Shopping business. Mr. Peterschmidt received bonuses under the quarterly incentive plan equal to 104% of his base salary for fiscal 1999, or $258,963, in recognition of his significant contributions in leading the company to the achievements noted above during the prior fiscal year. In addition, he received a stock option grant under in fiscal 1999 as described above.

      SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                                  Frank Gill
                               Fredric W. Harman
                                John A. Porter

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Gill, Harman and Porter served as members of the Compensation Committee of the Board of Directors of Inktomi during fiscal 1999. None of these individuals was an officer or employee of Inktomi or of any of its subsidiaries during fiscal 1999. Mr. Peterschmidt participates in the discussions and decisions regarding salaries and incentive compensation for all executive officers of Inktomi, except that Mr. Peterschmidt is excluded from discussions regarding his own salary and incentive compensation.

  In October 1998, the Board of Directors granted options to purchase 60,000 shares of Common Stock at $15.50 per share to each of Fredric W. Harman, John
A. Porter and Alan F. Shugart in connection with their continued service as members of the Board of Directors. The shares under these options vest on a monthly basis over 50 months, subject to continued service as a member of the Board of Directors.

  In December 1998, the Board of Directors granted an option to purchase 193,600 shares of Common Stock at $27.44 per share to Frank Gill in connection with his appointment as a member of the Board of Directors. The shares under the option vest on a monthly basis over 36 months, subject to continued service as a member of the Board of Directors.

  In August 1999, Inktomi, certain venture capital funds affiliated with Oak Investment Partners and Mr. Peterschmidt made investments in Campus Pipeline, a privately held provider of online services that connects students, faculty, staff, administrators, prospective students and alumni with their campus community, academic resources and administrative services. Inktomi invested $100,000 and purchased 16,461 shares of Series A Preferred Stock, the Oak Investments venture capital funds invested $9.2 million and purchased 1,514,407 shares of Series A Preferred Stock, and Mr. Peterschmidt invested $3.9 million and purchased 638,438 shares of Series A Preferred Stock. Mr. Harman is a Managing Member of certain entities that are the General Partners of the Oak Investments venture capital funds. Mr. Peterschmidt and Mr. Harman each joined the Board of Directors of Campus Pipeline in connection with their investments. In September 1999, Inktomi and Campus Pipeline entered into a portal services agreement under which Inktomi provides its Shopping Engine to Campus Pipeline for integration into its online campus platform. The agreement has a term of one year and automatically renews for additional one year periods unless either party delivers written notice to the other of nonrenewal. The agreement provides for a minimum payment to Inktomi of $250,000 per year and a split of revenues generated from commerce transactions facilitated through the Campus Pipeline website.

  In September 1999, Inktomi entered into a strategic alliance with InterNAP Network Services under which the companies agreed to collaborate on technology integration in an effort to optimize content distribution and scaling on the Internet. The companies also agreed to engage in joint marketing activities and to explore additional joint technology development. In addition, Inktomi made a $20 million investment in InterNAP in a private placement transaction that closed in October 1999, purchasing 2,150,538 shares of InterNAP common stock and a warrant to purchase an additional 1,075,268 shares of InterNAP common stock having an exercise price of $13.95 per share. In November 1999, Inktomi elected to convert 50% of the shares under the warrant into InterNAP common stock as permitted under the warrant, receiving 397,250 shares of InterNAP common stock in connection therewith. Certain venture capital funds affiliated with Oak Investment Partners are investors in InterNAP. Mr. Harman is a Managing Member of certain entities that are the General Partners of the Oak Investments venture capital funds. Mr. Harman is also on the Board of Directors of InterNAP.

                             CERTAIN TRANSACTIONS

  In April 1998, Inktomi loaned $666,000 to Vince Vannelli, then Vice President of Worldwide Field Operations, in connection with the exercise of his stock options. The rate of interest under the loan was equal to the lowest applicable federal rate. The loan was secured by the shares issued upon exercise of the stock option. In November 1998, Mr. Vannelli repaid $66,660 of principal and accrued interest under the loan, in March 1999, Mr. Vannelli repaid $111,710 of principal and accrued interest under the loan and in August 1999, Mr. Vannelli repaid all remaining principal and accrued interest under the loan.

  Certain other transactions are described under the caption "Compensation Committee Interlocks and Insider Participation."

  All future transactions, including any loans from Inktomi to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to Inktomi than could be obtained from unaffiliated third parties.

                            STOCK PRICE PERFORMANCE

  The following graph shows a comparison of cumulative total stockholder returns for Inktomi's Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Hambrecht & Quist Internet Index. The graph assumes the investment of $100 on June 10, 1998, the date of Inktomi's initial public offering. The data regarding Inktomi assumes an investment at the initial public offering price of $4.50 per share of Inktomi's Common Stock. The performance shown is not necessarily indicative of future performance.





                       [PERFORMANCE CHART APPEARS HERE]

                             Cumulative Total Return
                             -----------------------------------
                             6/10/98        9/98          9/99
INKTOMI CORPORATION          $100.00        $209.03      $666.84
NASDAQ STOCK MARKET (U.S.)   $100.00        $ 96.99      $157.55
HAMBRECHT & QUIST INTERNET   $100.00        $104.18      $322.32

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Inktomi's executive officers and directors, and persons who own more than 10% of a registered class of Inktomi's equity securities, to file certain reports regarding ownership of, and transactions in, Inktomi's securities with the Securities and Exchange Commission. Such executive officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish Inktomi with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Inktomi believes that for the year ended September 30, 1999, all reporting persons complied with Section 16(a) filing requirements, except as follows: the Annual Statements of Beneficial Ownership on Form 5 for all executive officers and directors due November 1998 were filed in December 1998, and the Initial Statement of Beneficial Ownership on Form 3 for Frank Gill due December 1998 was filed in August 1999.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of Inktomi which are intended to be presented by such stockholders at Inktomi's 2001 Annual Meeting of Stockholders must be received by Inktomi no later than October 7, 2000 to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                     /s/ Tim Stevens
                                                       Tim Stevens
                                             Vice President of Corporate and
                                            Legal Affairs, General Counsel and
                                                   Assistant Secretary

Foster City, California
February 4, 2000

--------------------------------------------------------------------------------
          This Proxy is solicited on behalf of the Board of Directors

                               [LOGO OF INKTOMI]

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 7, 2000

The undersigned shareholder(s) of Inktomi Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2000 Annual Meeting of Stockholders and Proxy Statement, each dated February 4, 2000, and hereby appoints David C. Peterschmidt and Jerry M. Kennelly, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Inktomi Corporation, to be held March 7, 2000, at 9:30 a.m., Pacific Standard Time, at the San Mateo Marriot, Room Golden Gate A, 1770 S. Amphlett Boulevard, San Mateo, California 94402, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:


            (continued, and to be signed and dated on reverse side)

--------------------------------------------------------------------------------

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY


                                 Vote By Phone
                                1-800-240-6326

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and then follow the simple instructions.

                               Vote Via Internet
                          http:/www.eproxy.com/inkt/

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, to create an electronic ballot.

                                 Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned this proxy card.

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              THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1. Election of  [_] FOR nominees listed below  [_] WITHHOLD authority
   directors        (except as indicated)          for all nominees listed below

(Instructions: To withhold authority to vote for any individual nominee, write the numbers(s) in the box provided to the right.) [_]

01 David C. Peterschmidt        02 Dr. Eric A. Brewer        03 Frank Gill
04 Fredric W. Harman            05 John A. Porter            06 Alan F. Shugart

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Inktomi's independent auditors for fiscal 2000

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

and in their discretion, upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, the persons named in this proxy will vote, in their discretion, provided, that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

                                        Dated

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                                        Signature(s) of Shareholders(s) in Box

                                        PLEASE SIGN exactly as name appears at
                                        left. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing. If signer is a corporation, please sign full name by duty authorized officer.

                                        Address change? Mark box  [_]

                                        indicate change at left.

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